UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2008

K-Fed Bancorp
(Exact name of registrant as specified in its charter)

Federal                                                      000-50592                                                  20-0411486
(State or other jurisdiction of incorporation)      (Commission File No.)         (I.R.S. Employer Identification No.)

1359 N. Grand Avenue, Covina, CA                                                                                                                     91724
(Address of principal executive offices)                                                                                                                                (Zip Code)

Registrant's telephone number, including area code:                                                                                                           (626) 339-9663

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.

On May 2, 2008, K-Fed Bancorp issued a press release disclosing its March 31, 2008 financial results.

A copy of the press release is included as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed filed for any purpose.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1 – K-Fed Bancorp press release dated May 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

K-FED BANCORP

Date: May 2, 2008                                                                           By: /s/ Kay M. Hoveland
            Kay M. Hoveland
            President and Chief Executive Officer

EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE
For more information contact:
Kay Hoveland, President/CEO
Dustin Luton, Chief Financial Officer
(626) 339-9663

K-FED BANCORP ANNOUNCES THIRD QUARTER EARNINGS

Covina, CA – May 2, 2008. K-FED Bancorp (NASDAQ: KFED), the parent company of Kaiser Federal Bank, reported net income of $1.3 million or $0.10 per diluted share for the quarter ended March 31, 2008. This represents a 19% increase over net income of $1.1 million for the same period last year. The increase was primarily the result of an increased net interest margin resulting from a higher yielding loan portfolio.

Net income for the nine months then ended March 31, 2008 was $2.7 million or $0.20 per diluted share as compared to $3.6 million or $0.26 per diluted share for the same period last year. Net income declined during the nine months ended March 31, 2008 primarily due to the recognition of $1.3 million in stock offering expenses resulting from the cancellation of the stock offering in November 2007. The recognition of these expenses resulted in a decline of 5-cents-per-share in the Company’s diluted earnings per share for the nine months ended March 31, 2008.

“The Bank’s emphasis on its long standing, prudent underwriting standards has continued to provide benefit in the form of solid credit quality ratios,” said Kay Hoveland, President/CEO.

Delinquent loans totaled $2.5 million or 0.34% of total loans as compared to $1.3 million or 0.18% of total loans as of June 30, 2007. The increase was primarily due to an increase in the Bank’s one- to four-family real estate loan delinquencies. While this increase is consistent with current market conditions, the resulting ratio is still well below industry averages. Further, non-performing assets totaled $1.6 million or 0.18% of total assets as of March 31, 2008 as compared to $1.5 million or 0.18% of total assets as of June 30, 2007. Net charge-offs totaled $300,000 or 0.04% of average loans for the nine months ended March 31, 2008 as compared to $259,000 or 0.07% of average loans outstanding for the same period last year.

The Bank’s net interest margin increased to 2.51% for the quarter ended March 31, 2008 from 2.44% for the quarter ended March 31, 2007. The increase was primarily the result of a shift from lower yielding one-to four family real estate loans to higher yielding commercial and multifamily real estate loans. The net interest margin for the nine months ended March 31, 2008 of 2.44% was consistent with the net interest margin of 2.45% for the same period last year.

Total assets increased to $864 million at March 31, 2008 from $800 million at June 30, 2007. This increase was primarily due to strong growth in the Bank’s commercial and multifamily real estate portfolios as total loans increased from $702 million at June 30, 2007 to $733 million at March 31, 2008. The Bank will continue to focus in these areas in an effort to diversify its loan portfolio as well as increase its net interest margin.

This release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Certain factors that could cause actual results to differ materially from expected results include delays in completing the offering, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of K-Fed Bancorp and Kaiser Federal Bank, and changes in the securities markets.

K-FED BANCORP
Selected Financial Tables and Ratios (Unaudited)
March 31, 2008
 (Dollars in thousands, except share data)

Selected Financial Condition Data and Ratios:	March 31 2008	June 30 2007
Total assets	$863,605	$799,625
Gross loans receivable	732,790	701,962
Allowance for loan losses	(3,057)	(2,805)
Cash and cash equivalents	76,352	26,732
Total deposits	496,402	494,128
Federal Home Loan Bank advances	245,019	210,016
State of California time deposits	25,000	—
Total stockholders’ equity	$93,465	$92,317

Asset Quality Ratios:
Equity to total assets	10.82%	11.55%
Delinquent loans to total loans	0.34%	0.18%
Non-performing loans to total loans	0.21%	0.16%
Non-performing assets to total assets	0.18%	0.18%
Net charge-offs to average loans outstanding	0.04%	0.07%
Allowance for loan losses to total loans	0.42%	0.40%
Allowance for loan losses to non-performing loans	203.66%	245.84%

Selected Results of Operations Data and Ratios:	Three Months Ended March 31		Nine Months Ended March 31
	2008	2007	2008	2007
Interest income	$11,586	$10,468	$33,825	$30,439
Interest expense	(6,499)	(5,938)	(19,448)	(16,950)
Net interest income	5,087	4,530	14,377	13,489
Provision for loan losses	(200)	(116)	(551)	(419)
Net interest income after provision for loan losses	4,887	4,414	13,826	13,070
Noninterest income	1,079	1,093	3,148	3,179
Noninterest expense, excluding stock offering costs	(3,865)	(3,851)	(11,517)	(10,813)
Stock offering costs	(10)	—	(1,279)	—
Income before income tax expense	2,091	1,656	4,178	5,436
Income tax expense	(766)	(543)	(1,453)	(1,863)
Net income	$1,325	$1,113	$2,725	$3,573
Performance Ratios:
Net income per share – basic and diluted	$0.10	$0.08	$0.20	$0.26
Return on average assets	0.63%	0.57%	0.44%	0.62%
Return on equity	5.66%	4.85%	3.89%	5.15%
Net interest margin	2.51%	2.44%	2.44%	2.45%
Efficiency ratio (excluding stock offering expenses)	62.69%	68.48%	65.72%	64.87%

	At March 31,	At June 30,
Non-accrual loans Data:	2008	2007
Real estate loans:
One- to four-family	$1,439	$1,115
Commercial	—	—
Multi-family	—	—
Other loans:
Automobile	44	19
Home Equity	—	—
Other	18	7
Total	1,501	1,141

Real estate owned and Repossessed assets:
Real estate loans:
One- to four-family	—	238
Commercial	—	—
Multi-family	—	—
Other loans:
Automobile	89	74
Home equity	—	—
Other	—	—
Total	89	312

Total non-performing assets	$1,590	$1,453

	Loans Delinquent :
Delinquent Loans Data:	60-89 Days		90 Days or More		Total Delinquent Loans
	Number of Loans	Amount	Number of Loans	Amount	Number of Loans	Amount

At March 31, 2008
Real estate loans:
One- to four-family	2	$856	3	$1,439	5	$2,295
Commercial	—	—	—	—	—	—
Multi-family	—	—	—	—	—	—
Other loans:
Automobile	11	136	2	44	13	180
Home equity	—	—	—	—	—	—
Other	15	29	10	18	25	47
Total loans	28	$1,021	15	$1,501	43	$2,522

At June 30, 2007
Real estate loans:
One- to four-family	—	$—	2	$1,115	2	$1,115
Commercial	—	—	—	—	—	—
Multi-family	—	—	—	—	—	—
Other loans:
Automobile	7	111	2	19	9	130
Home equity	—	—	—	—	—	—
Other	5	8	4	7	9	15
Total loans	12	$119	8	$1,141	20	$1,260